Amkor Technology Reports Financial Results for the Third Quarter 2025 and Announces CEO Succession Plan

TEMPE, Ariz. -- October 27, 2025 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2025 and a chief executive officer succession plan.

Third Quarter 2025 Highlights
•Net sales $1.99 billion
•Gross profit $284 million, operating income $159 million
•Net income $127 million, earnings per diluted share $0.51
•EBITDA $340 million

“Amkor delivered third quarter revenue of $1.99 billion, a 31% sequential increase, fueled by demand for Advanced packaging, which set a new revenue record,” said Giel Rutten, Amkor’s president and chief executive officer. “This quarter, we executed steep production ramps, achieved record revenue in our Communications and Computing end markets, and broke ground on our new Advanced packaging and test campus in Arizona, reinforcing our commitment to enable our customers’ technology roadmaps and strengthen U.S. semiconductor manufacturing.”

The company also announced that Mr. Rutten has informed the Board of Directors of his intention to retire as president and chief executive officer at the end of 2025. He will remain a member of the company’s Board of Directors. “Giel has been instrumental in focusing Amkor’s strategy on leadership in Advanced packaging and orienting the company towards high growth markets, including high performance computing and AI,” said Susan Kim, the company’s Chairman of the Board. “Giel has been a highly effective CEO and has positioned the company for significant long-term growth. We thank him for his dedicated work and are pleased that he will continue as member of the Board.”

Following its succession planning process, the company’s Board of Directors announced that it has appointed Mr. Kevin Engel, chief operating officer, to succeed Mr. Rutten as president and chief executive officer, effective January 1, 2026, and that Mr. Engel will join the Board at that time. Mr. Rutten and Mr. Engel will work together on executing a smooth leadership transition. “Kevin is an industry veteran with more than twenty years of experience with Amkor. He is uniquely qualified to lead the company when Giel retires and to continue the company’s close collaboration with leading semiconductor companies,” said Ms. Kim.

Quarterly Financial Results

($ in millions, except per share data)	Q3 2025	Q2 2025 (2)	Q3 2024
Net sales	$1,987	$1,511	$1,862
Gross margin	14.3%	12.0%	14.6%
Operating income	$159	$92	$149
Operating income margin	8.0%	6.1%	8.0%
Net income attributable to Amkor	$127	$54	$123
Earnings per diluted share	$0.51	$0.22	$0.49
EBITDA (1)	$340	$259	$309

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

(2) During the three months ended June 30, 2025, our results include a $32 million net benefit to operating income and EBITDA due to a contingency payment related to our acquisition of Nanium in May 2017. Net income and earnings per diluted share also include a $16 million and $0.07 benefit, respectively.

At September 30, 2025, total cash and short-term investments was $2.1 billion, and total debt was $1.8 billion. In October 2025, the company redeemed the remaining $400 million of its outstanding senior notes due 2027.

The company paid a quarterly dividend of $0.08269 per share on September 23, 2025. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook

The following information presents Amkor’s guidance for the fourth quarter 2025 (unless otherwise noted):

•Net sales of $1.775 billion to $1.875 billion
•Gross margin of 14.0% to 15.0%, which includes an approximate $30 million expected benefit from asset sales
•Net income of $95 million to $120 million, or $0.38 to $0.48 per diluted share
•Increased full year 2025 capital expenditures to approximately $950 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 27, 2025, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2025	Q2 2025	Q3 2024
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,684	$1,228	$1,568
Mainstream products (2)	303	283	294
Total net sales	$1,987	$1,511	$1,862

Packaging services	89%	88%	90%
Test services	11%	12%	10%

Net sales from top ten customers	73%	72%	74%

End Market Distribution Data:
Communications (smartphones, tablets)	51%	40%	52%
Computing (data center, infrastructure, PC/laptop, storage)	19%	22%	16%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	16%	20%	16%
Consumer (AR & gaming, connected home, home electronics, wearables)	14%	18%	16%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	57.5%	52.9%	58.4%
Labor	9.2%	11.7%	8.7%
Depreciation	7.5%	9.6%	7.4%
Other manufacturing	11.5%	13.8%	10.9%
Gross margin	14.3%	12.0%	14.6%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q3 2025	Q2 2025	Q3 2024
EBITDA Data:
Net income	$127	$55	$123
Plus: Interest expense	21	17	16
Plus: Income tax expense	28	28	19
Plus: Depreciation & amortization	164	159	151
EBITDA	$340	$259	$309

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$1,986,968	$1,861,589	$4,819,935	$4,688,574
Cost of sales	1,702,478	1,589,105	4,195,965	4,002,072
Gross profit	284,490	272,484	623,970	686,502
Selling, general and administrative	83,211	80,753	211,541	262,379
Research and development	42,352	42,364	130,012	120,103
Total operating expenses	125,563	123,117	341,553	382,482
Operating income	158,927	149,367	282,417	304,020
Interest expense	21,231	15,622	54,850	47,866
Other (income) expense, net	(16,701)	(8,130)	(35,833)	(39,273)
Total other expense, net	4,530	7,492	19,017	8,593
Income before taxes	154,397	141,875	263,400	295,427
Income tax expense	27,715	19,185	59,813	45,693
Net income	126,682	122,690	203,587	249,734
Net income attributable to non-controlling interests	(93)	(121)	(1,453)	(1,371)
Net income attributable to Amkor	$126,589	$122,569	$202,134	$248,363

Net income attributable to Amkor per common share:
Basic	$0.51	$0.50	$0.82	$1.01
Diluted	$0.51	$0.49	$0.81	$1.00

Shares used in computing per common share amounts:
Basic	247,158	246,480	247,035	246,239
Diluted	248,302	247,922	248,054	247,798

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,495,656	$1,133,553
Short-term investments	614,703	512,984
Accounts receivable, net of allowances	1,399,446	1,055,013
Inventories	399,892	310,910
Other current assets	98,393	61,012
Total current assets	4,008,090	3,073,472
Property, plant and equipment, net	3,833,008	3,576,148
Operating lease right of use assets	101,015	109,730
Goodwill	19,076	17,947
Restricted cash	60,758	759
Other assets	165,535	166,272
Total assets	$8,187,482	$6,944,328
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$547,447	$236,029
Trade accounts payable	925,268	712,887
Capital expenditures payable	368,308	123,195
Short-term operating lease liability	24,665	26,827
Accrued expenses	395,294	356,337
Total current liabilities	2,260,982	1,455,275
Long-term debt	1,264,501	923,431
Pension and severance obligations	82,996	70,594
Long-term operating lease liabilities	54,426	57,983
Other non-current liabilities	181,633	253,880
Total liabilities	3,844,538	2,761,163

Stockholders’ equity:
Preferred stock	—	—
Common stock	294	293
Additional paid-in capital	2,047,017	2,031,643
Retained earnings	2,475,936	2,335,132
Accumulated other comprehensive income (loss)	11,889	7,510
Treasury stock	(226,770)	(225,033)
Total Amkor stockholders’ equity	4,308,366	4,149,545
Non-controlling interests in subsidiaries	34,578	33,620
Total equity	4,342,944	4,183,165
Total liabilities and equity	$8,187,482	$6,944,328

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$203,587	$249,734
Depreciation and amortization	476,277	445,470
Other operating activities and non-cash items	(113)	22,558
Changes in assets and liabilities	(228,625)	(166,502)
Net cash provided by operating activities	451,126	551,260
Cash flows from investing activities:
Payments for property, plant and equipment	(472,531)	(458,067)
Proceeds from sale of property, plant and equipment	5,142	5,097
Proceeds from foreign exchange forward contracts	51,947	32,185
Payments for foreign exchange forward contracts	(45,784)	(58,430)
Payments for short-term investments	(588,012)	(441,851)
Proceeds from sale of short-term investments	140,961	44,361
Proceeds from maturities of short-term investments	350,819	367,522
Other investing activities	2,941	7,431
Net cash used in investing activities	(554,517)	(501,752)
Cash flows from financing activities:
Proceeds from short-term debt	—	5,012
Payments of short-term debt	—	(9,731)
Proceeds from long-term debt	1,000,000	58,727
Payments of long-term debt	(360,527)	(147,603)
Payments for debt issuance costs	(13,235)	—
Payments of finance lease obligations	(44,246)	(56,359)
Payments of dividends	(61,299)	(58,196)
Other financing activities	(1,830)	819
Net cash provided by (used in) financing activities	518,863	(207,331)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	6,630	(2,868)
Net increase (decrease) in cash, cash equivalents and restricted cash	422,102	(160,691)
Cash, cash equivalents and restricted cash, beginning of period	1,134,312	1,120,617
Cash, cash equivalents and restricted cash, end of period	$1,556,414	$959,926

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:

•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•fluctuations in operating results and cash flows;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries and contract manufacturers;
•our substantial investments in equipment and facilities to support the demand of our customers;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•our absence of backlog and the short-term nature of our customers’ commitments;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in our manufacturing yields;
•a downturn or lower sales to customers in the automotive industry;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•difficulty funding our liquidity needs;
•challenges with integrating diverse operations;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict, including restrictive trade barriers, export controls, tariffs, customs and duties;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•our substantial indebtedness;

•fluctuations in interest rates and changes in credit risk;
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty attracting, retaining or replacing qualified personnel;
•maintaining an effective system of internal controls;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•environmental, health and safety liabilities and expenditures;
•conditions and obligations in connection with the receipt of government awards and incentives; and
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.